Exhibit 10.12

UMBRELLA AGREEMENT

The following is an Umbrella Agreement (“Agreement”) by and between Tempur-Pedic North America, LLC (“Tempur-Pedic”) and Sealy Mattress Manufacturing Company, LLC (“Sealy”) (collectively, “Companies”) and Mattress Firm, Inc, (“MFI” or “Retailer”) dated and effective as of 6/17 2019 (“Effective Date”). The Companies and MFI are sometimes referred to individually as “Party” and collectively as “Parties.” This Agreement sets forth the terms and conditions of an arrangement by which the Parties will enter into a Master Retailer Agreement (“MRA”) and Incentive Agreement between Tempur-Pedic and Sealy and MFI and certain other terms and conditions (“Exhibits”) described below, pursuant to which MFI will be designated as an authorized retailer of the Companies’ products, including mattresses, bases, and pillows under the Tempur-Pedic®, Sealy®, and Stearns & Foster® brands, in MFI’s retail stores, pre-approved pop-up events conducted by MFI and through website(s) owned and operated by MFI or any of its subsidiaries.

1.       Master Retailer Agreement: Pursuant to a Master Retailer Agreement (“MRA”) (attached hereto as Exhibit A and deemed incorporated into this Agreement by reference) which the Parties will execute, the Companies will appoint MFI, and MFI will accept such appointment, as a non-exclusive authorized retailer of Tempur-Pedic®, Sealy® (including Sealy® Hybrids and Response Collection), and Steams & Foster® branded bedding products (collectively, the “Products”) at MFI’s retail stores, pre-approved pop-up events conducted by MFI and through website(s) owned and operated by MFI or any of its subsidiaries. For the avoidance of doubt such websites shall not include third-party websites. The Companies will supply all Products in accordance with the requirements of Sections 5 and 8 of the General Terms and Conditions (attached hereto as Exhibit C and deemed incorporated herein by reference) and at a quality level that is generally accepted in the industry for such brands. The purchase, sale, shipment, and delivery of Products by the Companies to MFI will be governed by the General Terms and Conditions. MFI will comply with all of the Companies’ brand standards, polices, and guidelines in displaying, advertising, merchandising, marketing, and selling the Products, including as set forth in the Companies’ Advertising, Website, and Digital Marketing Requirements, which are attached hereto as Exhibit D and deemed incorporated herein by reference, in each case, to the extent that such brand standards, policies and guidelines (a) have been communicated to MFI in writing (an email to Retailer’s Chief Marketing Officer or equivalent will suffice) at least ninety (90) days prior to effectiveness and (b) are uniformly applicable to all retailers of Tempur-Pedic®, Sealy®, and Stearns & Foster® branded products.

2.       Incentive Agreement: MFI’s sales performance will entitle it to participate in or receive benefits from the Incentive Program(s) described in the initial Incentive Agreement which is attached hereto as Exhibit B and deemed incorporated into this Agreement by reference. The initial Incentive Agreement may be amended, supplemented or replaced by mutual written agreement of the parties from time to time. To be eligible to receive the benefits of any incentive program (including the Incentive Agreement in Exhibit B), MFI must be in compliance with the MRA and Incentive Agreement (after giving effect to all applicable notice and cure periods). Such benefits will be temporarily suspended during any period of non-compliance.

3.       Customer Returns: MFI will be responsible for handling all customer returns except that Tempur-Pedic will be solely responsible for handling warranty returns regarding Tempur-Pedic® Products. The Companies will pay MFI an additional payment (the “Returns Allowance”) as set forth in the Incentive Agreement.

4.       Termination: This Agreement and the Incentive Agreement will terminate concurrently with any termination of the MRA.

5.       Governing Law; Dispute Resolution: This Agreement and all Exhibits attached hereto, and all claims or disputes between the Parties, will be interpreted, enforced, construed, and governed by the laws set forth in the MRA. The Parties agree to resolve any dispute, claim, or controversy arising under or relating to the MRA or the Parties’ relationship as set forth in the MRA.

6.       Notices: All notices, approvals, consents, and demands required or permitted under this Agreement, the MRA, or any Incentive Agreement will be in writing and will be deemed given (a) when delivered by hand; (b) upon electronic confirmed transmission if by fax or electronic confirmed delivery receipt by electronic mail; or (c) upon confirmed delivery if by certified or registered mail, postage prepaid, or by a nationally recognized courier or delivery service. The initial notice address for each Party is set forth below. Either Party may specify a different address by notifying the other Party of the different address.

7.       Merger and Construction: As of the Effective Date, this Agreement and the Exhibits expressly described and enumerated herein constitute the full, complete, sole, and exclusive understanding of the Parties with respect to the subject matter hereof and supersede any other agreement or writing, of whatever nature and form, whether prior or otherwise contemporaneously executed, concerning the purchase and sale of Products. Further, no such prior or contemporaneously executed agreement or writing will be submitted, considered, or used to facilitate the interpretation, understanding, or modification of this Agreement and Exhibits. Except where otherwise expressly provided in an Exhibit, any amendment to this Agreement and the Exhibits will only be effective and binding if executed by the Parties in writing. In the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of the MRA and any Exhibit, the terms and conditions of this Agreement will control. To the extent there are conflicts between the MRA and the Incentive Agreement or other Exhibits, the MRA will control.

IN WITNESS WHEREOF, the Parties’ duly authorized representatives have executed this Agreement as of the Effective Date.

MATTRESS FIRM, INC.

By:	/s/ Hendre Ackermann
Name:	Hendre Ackermann
Its:	Chief Financial Officer
Address:	10201 S Main Street, Houston, TX 77025

TEMPUR-PEDIC NORTH AMERICA, LLC		SEALY MATTRESS MANUFACTURING COMPANY, LLC

By:	/s/ Richard W. Anderson	By:	/s/ Richard W. Anderson
Name:	Richard W. Anderson	Name:	Richard W. Anderson
Its:	Evp & President	Its:	Evp & President
Address:	1000 Tempur Way, Lexington, KY	Address:	1000 Tempur Way, Lexington, KY 40515

Exhibit A – Master Retailer Agreement

Exhibit B – Incentive Agreement

Exhibit C – General Terms and Conditions

Exhibit D – Advertising Website and Digital Marketing Requirements

Exhibit E – Vendor Code of Conduct and Vendor Gift Policy

EXHIBIT A

Master Retailer Agreement

A-1

EXHIBIT B

INCENTIVE AGREEMENT

B-1

EXHIBIT C TO UMBRELLA AGREEMENT

GENERAL TERMS AND CONDITIONS

C-1

EXHIBIT D TO UMBRELLA AGREEMENT

ADVERTISING, WEBSITE & DIGITAL MARKETING REQUIREMENTS

TEMPUR SEALY

Effective 3/1/19
Tempur Sealy reserves the right to update these requirements at any time without notice.

D-1

EXHIBIT E - VENDOR CODE OF CONDUCT AND VENDOR GIFT POLICY

E-1